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                                                                   Exhibit 23(b)



                        Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of Campbell Soup Company and to the incorporation by reference therein of our report dated June 30, 1995, with respect to the financial statements of Pace Foods, Ltd., included in the Campbell Soup Company Current Report on Form 8-K dated September 3, 1996, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP
San Antonio, TX  78299
September  6, 1996